                                                                     EXHIBIT 5.1



                                   OPINION OF
                            KUNZMAN & BOLLINGER, INC.
                              AS TO THE LEGALITY OF
                           THE UNITS BEING REGISTERED

                            KUNZMAN & BOLLINGER, INC.
                                ATTORNEYS-AT-LAW
                          5100 N. BROOKLINE, SUITE 600
                          OKLAHOMA CITY, OKLAHOMA 73112
                            Telephone (405) 942-3501
                               Fax (405) 942-3527

                                                                     Exhibit 5.1


                                 August 1, 2004


LEAF Financial Corporation
1845 Walnut Street, 10th Fl.
Philadelphia, Pennsylvania  19103

        RE:    Lease Equity Appreciation Fund II, L.P.
               ---------------------------------------

Gentlemen:

        You have requested our opinion on certain issues pertaining to Lease Equity Appreciation Fund II, L.P. (the "Partnership"), which is a limited partnership formed under the Limited Partnership Laws of Delaware. LEAF Financial Corporation is the General Partner of the Partnership.

Basis of Opinion
----------------

        Our opinion is based on our review of a certain Registration Statement on Form S-1 for the Partnership and any amendments thereto, including any post-effective amendments (collectively referred to as the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission"), including the Prospectus, the form of Amended and Restated Agreement of Limited Partnership for the Partnership (the "Partnership Agreement"), and the Subscription Agreement contained therein, and on our review of such other documents and records as we deemed necessary to review for purposes of rendering our opinion. As to various questions of fact material to our opinion which we did not independently verify, we relied on certain representations made to us by officers and directors of the General Partner.

        In rendering our opinion, we have assumed that each subscriber will duly pay the consideration specified in the subscriber's Subscription Agreement and the due execution and delivery of all relevant documents by all parties thereto. Also, as used in our opinion the term "Units" means the Limited Partner Units offered for sale pursuant to the Prospectus.

Opinion
-------

        Based on the foregoing, we are of the opinion that:

                  The Units when issued and sold in accordance with the Registration Statement, as amended at the time it becomes effective with the Commission, and the Partnership Agreement will be validly issued and fully paid and nonassessable.

        We hereby consent to the reference to this firm and our opinion in the Prospectus and the use of this opinion as an Exhibit to the Registration Statement. This consent is not a concession that we are an "expert" for purposes of the Securities Act of 1933.

                                                   Very truly yours,

                                                   /s/ Kunzman & Bollinger, Inc.

                                                   KUNZMAN & BOLLINGER, INC.